SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2007

MORGAN STANLEY
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-11758		36-3145972
(Commission File Number)		(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Morgan Stanley, a Delaware corporation, (the “Company”) has entered into an amended and restated U.S. Distribution Agreement between the Company and Morgan Stanley & Co. Incorporated (the “Amended and Restated U.S. Distribution Agreement”) dated as of July 27, 2007 for the purpose of including terms within the Amended and Restated U.S. Distribution Agreement relating to the issuance by the Company of the Company’s warrants designated as Global Warrants, Series F, alone and not only as part of a Unit (as each such term is defined therein).

On July 24, 2007, the Company filed Amendment No. 1 dated July 24, 2007 to the Prospectus Supplement dated January 25, 2006 related to its Global Medium Term Notes, Series F, Global Units, Series F, and Global Warrants, Series F.

 On July 27, 2007, the Company approved (i) a form of put warrant certificate (the “Form of Put Warrant Certificate”) and (ii) a form of call warrant certificate (the “Form of Call Warrant Certificate”), in each case, to be issued under a Warrant Agreement dated as of November 1, 2004 between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), as Warrant Agent.

A copy of the Amended and Restated U.S. Distribution Agreement, the Form of Put Warrant Certificate and the Form of Call Warrant Certificate are attached as exhibits hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are part of this Report on Form 8-K:

1.1	Amended and Restated U.S. Distribution Agreement between the Company and Morgan Stanley & Co. Incorporated, dated as of July 27, 2007.

4.1	Form of Put Warrant Certificate

4.2	Form of Call Warrant Certificate

5.1/8.1	Legality and Tax Opinion by Davis Polk & Wardwell relating to the Global Warrants, Series F.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGAN STANLEY

Date:	July 27, 2007	By:	/s/ W. Gary Beeson
			Name:	W. Gary Beeson
			Title:	Assistant Secretary